Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - November 2006

Series Deal Size Expected Maturity	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008
Yield	15.82%	15.81%	15.82%
Less:
Coupon	5.62%	5.57%	5.56%
Servicing Fee	1.50%	1.50%	1.50%
Net Credit Losses	3.87%	3.87%	3.87%
Excess Spread:
November-06	4.83%	4.87%	4.89%
October-06	5.43%	5.49%	5.50%
September-06	4.57%	4.62%	4.63%
Three Month Average Excess Spread	4.94%	4.99%	5.01%
Delinquency:
30 to 59 Days	0.96%	0.96%	0.96%
60 to 89 Days	0.68%	0.68%	0.68%
90+ Days	1.52%	1.52%	1.52%
Total	3.16%	3.16%	3.16%
Principal Payment Rate	17.66%	17.66%	17.66%